Exhibit 10.10

LOAN AND SECURITY AGREEMENT

AMONG

VEIN ASSOCIATES OF AMERICA, INC.,

AND THE OTHER BORROWERS NAMED HEREIN

AND
ABS SOS — PLUS PARTNERS LTD.

DATED AS OF

FEBRUARY 15, 2006

TABLE OF CONTENTS

Page

Article I DEFINITIONS

Section 1.1 Definitions 1 Section 1.2 Other Definitional Terms; Rules of Interpretation 13 Section 1.3 Accounting Principles 13 Section 1.4 Uniform Commercial Code 13

Article II AMOUNT AND TERMS OF THE CREDIT FACILITY 13

Section 2.1 Revolving Advances 13 Section 2.2 Procedures for Requesting Advances 14 Section 2.3 Interest; Default Interest Rate; Application of Payments; Participations; Usury 14 Section 2.4 Fees 17 Section 2.5 Time for Interest Payments; Payment on Non-Business Days 17 Section 2.6 Lockboxes; Sweep of Funds 18 Section 2.7 Voluntary Prepayment; Termination of the Credit Facility by the Borrower 19 Section 2.8 Mandatory Prepayment; Equity Conversion of Overadvances 19 Section 2.9 Revolving Advances to Pay Obligations 20 Section 2.10 Use of Proceeds 20 Section 2.11 Liability Records 20 Section 2.12 Joint and Several Liability; Appointment of Borrower Agent 20

Article III SECURITY INTEREST; OCCUPANCY; SETOFF 21

Section 3.1 Grant of Security Interest 21 Section 3.2 Notification of Account Debtors and Other Obligors 21 Section 3.3 Assignment of Insurance 22 Section 3.4 Occupancy 22 Section 3.5 License 22 Section 3.6 Financing Statements 23 Section 3.7 Setoff 23 Section 3.8 Collateral 23

Article IV CONDITIONS OF LENDING

Section 4.1 Conditions Precedent to the Initial Advances 23 Section 4.2 Conditions Precedent to All Advances 26

Article V REPRESENTATIONS AND WARRANTIES 26

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Section 5.1

Section 5.2 Section 5.3 Section 5.4 Section 5.5 Section 5.6 Section 5.7 Section 5.8 Section 5.9 Section 5.10 Section 5.11 Section 5.12 Section 5.13 Section 5.14 Section 5.15 Section 5.16 Section 5.17 Section 5.18 Section 5.19 Section 5.20 Section 5.21 Section 5.22 Section 5.23

Article VI COVENANTS

Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6 Section 6.7 Section 6.8 Section 6.9 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14 Section 6.15 Section 6.16 Section 6.17 Section 6.18

Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number 26 Capitalization 27 Authorization of Borrowing; No Conflict as to Law or Agreements 27 Legal Agreements 27 Subsidiaries 27 Financial Condition; No Adverse Change 27 Litigation 27 Regulation U 28 Taxes 28 Titles and Liens 28 Intellectual Property Rights 28 Plans 29 Default 29 Environmental Matters 29 Submissions to Lender 30 Financing Statements 30 Rights to Payment 31 Financial Solvency 31 Operation of Facilities 31 Medicaid and Medicare Cost Reporting 31 Deposit Accounts; Lockboxes 32 Borrowing Base Certificate 32 Accounts 32

32

Reporting Requirements 32 Financial Covenants 35 Permitted Liens; Financing Statements 36 Debt 37 Guaranties 37 Investments and Subsidiaries 38 Dividends and Distributions 40 Salaries 40 Key Person Life Insurance 40 Books and Records; Collateral Examination, Inspection and Appraisals 40 Account Verification 41 Compliance with Laws 41 Payment of Taxes and Other Claims 41 Maintenance of Properties 42 Insurance 42 Preservation of Existence 42 Delivery of Instruments, etc. 43 Sale or Transfer of Assets; Suspension of Business Operations 43

ii Section 6.19 Consolidation and Merger; Asset Acquisitions 43 Section 6.20 Sale and Leaseback 43 Section 6.21 Restrictions on Nature of Business 43 Section 6.22 Accounting 43 Section 6.23 Discounts, etc 44 Section 6.24 Plans 44 Section 6.25 Place of Business; Name 44 Section 6.26 Amendments to Certain Documents 44 Section 6.27 Performance by the Lender 44

Article VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES 45

Section 7.1 Events of Default 45 Section 7.2 Rights and Remedies 47 Section 7.3 Certain Notices 48

Article VIII MISCELLANEOUS 48

Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws 48 Section 8.2 Amendments, Etc. 48 Section 8.3 Notices; Communication of Confidential Information; Requests for Accounting 49 Section 8.4 Further Documents 50 Section 8.5 Costs and Expenses 50 Section 8.6 Indemnity 50 Section 8.7 Participants 51 Section 8.8 Execution in Counterparts; Facsimile Execution 51 Section 8.9 Retention of Borrowers' Records 51 Section 8.10 Lender's Agents 52 Section 8.11 Binding Effect; Assignment; Portfolio Interest; Complete Agreement 52 Section 8.12 Severability of Provisions 53 Section 8.13 Headings 53 Section 8.14 Governing Law; Jurisdiction, Venue 53 Section 8.15 Waiver of Jury Trial 53 Section 8.16 Waiver of Hearing 54 Section 8.17 Privacy of Patient Information 54

Table of Exhibits and Schedules

Exhibit A Form of Revolving Note

Exhibit B Form of Borrowing Base Certificate

Exhibit C Form of Compliance Certificate

Schedule 3.6Financing Statements Trade Names, Chief Executive Office, Principal Place of Business, and

Schedule 5.1 Locations of Collateral

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Schedule 5.2Capitalization and Organizational Chart Schedule 5.5Subsidiaries Schedule 5.7Litigation Matters Schedule

5.11 Intellectual Property Disclosures Schedule

5.14 Environmental Matters Schedule

5.19 Provider Numbers; Licenses; Permits Schedule

5.21 Lockboxes; Deposit Accounts Schedule 6.3Permitted Liens Schedule 6.4Permitted Debt and Guaranties

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LOAN AND SECURITY AGREEMENT

Dated as of February 15, 2006

VEIN ASSOCIATES OF AMERICA, INC., a Florida corporation (the “Company”), VEIN ASSOCIATES, PA, a Florida corporation (“Vein FLA”), VEIN ASSOCIATES INC., a New Jersey corporation (“Vein NJ”), and VEIN ASSOCIATES, PROFESSIONAL ASSOCIATION, a Texas corporation (“Vein TX”, and together with the Company, Vein FLA, and Vein NJ, each individually, a “Borrower”, and collectively, the “Borrowers”), and ABS SOS — PLUS PARTNERS LTD., a Cayman Islands corporation (the “Lender”), hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

“Accounts” means all of the Borrowers’ accounts, as such term is defined in the UCC, including each and every right of the Borrowers to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrowers or by some other Person who subsequently transfers such Person’s interest to the Borrowers, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrowers may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or a gainst any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles, and including, without limitation, all health care insurance receivables and other rights to reimbursement and/or payment under any agreements with an account debtor or obligor, and all proceeds of the foregoing.

“Accounts Advance Rate” means fifty-five percent (55.0%).

“Acquisition” means:

(a)
The acquisition by a Borrower (or a wholly owned Subsidiary of a Borrower which shall become a Borrower hereunder through execution of a joinder agreement and such other documents as reasonably requested by the Lender) of all of the outstanding stock, or all or a substantial portion of the assets, or all or substantially all of an operating division or business unit, of any other entity (the “Target”); or
(b)
A merger or consolidation of a Borrower (or a wholly owned Subsidiary of a Borrower which shall become a Borrower hereunder through execution of a joinder agreement) with a Target in which such Borrower is the surviving entity or the Target becomes a Borrower hereunder and executes a joinder agreement and such other documents as reasonably requested by Lender.

“Advance” means a Revolving Advance.

“Affiliate” or “Affiliates” means, with respect to any Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended and in effect from time to time.

“Agreement Date” means the date of this Agreement.

“Applicable Margin ”means two percent (2%).

“Availability” means the amount, if any, by which the Borrowing Base exceeds the aggregate outstanding principal balance of the Revolving Advances.

“Borrower(s)” has the meaning set forth in the Preamble to this Agreement.

“Borrower Agent” has the meaning set forth in Section 2.12(b).

“Borrowing Base” means at any time the lesser of:

(a)
the Maximum Line Amount; and
(b)
subject to change from time to time in the Lender’s reasonable discretion, the difference between:

(i) the product of the Accounts Advance Rate times Eligible Accounts, and

(ii) the Borrowing Base Reserve
“Borrowing Base Certificate” has the meaning set forth in Section 2.2(a).
“Borrowing Base Reserve” means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the -2

Lender may from time to time reasonably establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrowers, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender’s reasonable judgment that any collateral report or financial information furnished by or on behalf of the Borrowers to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender reasonably determines constitutes a Default or an Event of Default.

“Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Orlando, Florida.

“Capital Expenditures” means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset which constitutes a capitalized lease under GAAP, whether payable currently or in the future.

“Cash Flow From Operations” means for a given period, the sum of (a) Net Income, (b) depreciation and amortization, (c) deferred income taxes, and (d) other non-cash items, each as determined for such period in accordance with GAAP.

“CHAMPUS” means the Civilian Health and Medical Program of the Uniformed Service, a part of TRICARE, a medical benefits program supervised by the U.S. Department of Defense.

“Change of Control” means the occurrence of any of the following events:

(a)
Any Person, (other than the Lender or its Affiliates, or a Person who is or becomes a Borrower hereunder) or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the voting power of all classes of Owners of any of the Borrowers;
(b)
During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Company (together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of the Company, was approved by a vote of two thirds of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Company then in office; or
(c)
Eric Luetkemayer shall cease to serve as President of the Company, actively managing the Borrowers’ day-to-day business activities, unless within thirty (30) days after the date of such cessation, the Company shall have appointed a successor acceptable to Lender, provided that the foregoing exception shall not apply unless and until the Company shall have appointed a permanent chief financial officer acceptable to Lender.

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“Collateral” means all of each Borrower’s Accounts, chattel paper and electronic chattel paper, Deposit Accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Deposit Account, and any items in any Lockbox together with (a) all substitutions and replacements for and products of any of the foregoing;

(b) in the case of all goods, all accessions; (c) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (d) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (e) all collateral subject to the Lien of any Security Document; (f) any money, or other assets of the Borrowers that now or hereafter come into the possession, custody, or control of the Lender; (g) proceeds of any and all of the foregoing; (h) books and records of the Borrowers, including all mail or electronic mail addressed to Borrowers; and (i) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which any Borrower now has or hereafter acquires any rights.

“Collateral Assignment of Management Agreements” means that certain Collateral Assignment of Management Agreements executed by the Company, Vein FLA, Vein NJ and Vein TX in favor of the Lender relating to those certain Management Services Agreements between the Company and Vein FLA, Vein NJ and Vein TX, as amended and in effect from time to time.

“Collections” means with respect to any Account, all cash collections on such Account.

“Collection Account” means an account in the name of the Lender maintained by a bank selected by the Lender into which payments received in the Lockboxes shall be deposited.

“Commercial Lockbox” means a Lockbox in the name of Lender (or a nominee of Lender) and maintained at the Lockbox Bank, to which Collections on all Accounts other than Government Accounts, are sent.

“Commitment” means the Lender’s commitment to make Advances to the Borrowers pursuant to Article II.

“Common Stock” has the meaning set forth in Section 2.8(b) hereof.

“Compliance Certificate” means the compliance certificate in substantially the same form of Exhibit C hereto.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

“Credit Facility” means the credit facility under which Revolving Advances may be made available to the Borrower by the Lender under Article II.

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“Company” has the meaning set forth in the preamble to this Agreement.

“Cut-Off Time” means 11:00 a.m. Orlando, Florida time.

“Debt” means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived by the Lender.

“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to eighteen percent (18%) per annum.

“Deposit Accounts” means all of the Borrowers’ demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by a Borrower with any bank, savings and loan association, credit union or other depository institution.

“Director” means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

“Eligible Accounts” means all unpaid Accounts arising from the sale or lease of goods or the performance of services in the ordinary course of each Borrower’s business, net of any credits, but excluding any such Accounts having any of the following characteristics:

(a)
Accounts owed by any Obligor which is not an Eligible Obligor;
(b)
That portion of Accounts unpaid 180 days or more after the invoice date;
(c)
That portion of Accounts related to goods or services with respect to which the Borrower has received notice of a claim or dispute, which are subject to a claim of offset or which constitute a contra account;
(d)
That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;
(e)
Accounts owed by an account debtor located outside the United States which are not (i) backed by a bank letter of credit naming the Lender as beneficiary or

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assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-ofcredit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (ii) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(f)
Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or out of business;
(g)
Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of any Borrower;
(h)
Accounts not subject to a duly perfected, first-priority security interest in the Lender’s favor or which are subject to any Lien, other than Permitted Liens, in favor of any Person other than the Lender;
(i)
That portion of Accounts that has been restructured, extended, amended or modified;
(j)
That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;
(k)
Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts is in excess of the credit limit for such account debtor established by the Lender in its reasonable discretion;
(l)
Accounts owed by an account debtor, regardless of whether otherwise eligible, if 50% or more of the total amount of Accounts due from such debtor is ineligible under clauses (b), (c), or (i) above;
(m)
Accounts arising under a contract or arrangement covered by a performance or surety bond on behalf of a Borrower, unless the Person providing such performance or surety bond has delivered an acceptable Lien waiver to the Lender;
(n)
Accounts evidenced by one or more notes, drafts, trade acceptances, chattel paper or other instrument for the payment of money where such notes, drafts, trade acceptances, chattel paper or instruments have not been endorsed and delivered by the Borrower to the Lender;
(o)
Accounts (i) arising from the delivery of cosmetic surgery services, (ii) which are workers’ compensation claims (unless expressly approved by the Lender), (iii) arising from services delivered for injury sustained in a motor vehicle accident (unless the obligor on such Account is a type of obligor included as an Eligible Obligor hereunder), and (iv) payable by an Obligor who is the individual patient who received the goods or services rendered; and

(o) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

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“Eligible Obligor” means an account debtor or obligor which is (i) a commercial insurance company reasonably acceptable to Lender, organized under the laws of or authorized to do business as a commercial insurance company in, any jurisdiction in the United States and having its principal office in the United States, or (ii) a Blue Cross/Blue Shield Plan reasonably acceptable to the Lender, or (iii) CHAMPUS,

(iv) a HMO, PPO, POS or other health care plan reasonably acceptable to the Lender, or (v) a federal, state or local government unit or any intermediary for a federal, state or local government unit, or an institutional obligor reasonably acceptable to Lender, or (vi) any other type of obligor not included in the categories of obligors listed in the foregoing clauses (i) through (v), which is organized under the laws of any jurisdiction in the United States, having its principal office in the United States, and not identified by the Lender to the Borrowers as an obligor ineligible for borrowing hereunder.

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“Equipment” means all of the Borrowers’ equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrowers.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the IRC.

“Event of Default” has the meaning set forth in Section 7.1.

“Financial Covenants” means the covenants set forth in Section 6.2.

“Fixed Charge Coverage Ratio” means, with respect to the Borrowers and determined in accordance with GAAP for the period being measured, the ratio of (a) the sum of (i) Cash Flow from Operations, plus (ii) Interest Expense, to (b) the sum of (i) unfinanced Capital Expenditures, plus (ii) dividends and distributions paid in cash, plus (iii) cash taxes, plus (iv) Interest Expense, plus (v) principal payments made or scheduled to be made with respect to Debt for borrowed money (excluding Revolving Advances but including the principal portion of any capitalized lease).

“Funding Date” has the meaning set forth in Section 2.1.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

“General Intangibles” means all of the Borrowers’ general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Owned Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating

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instructions, any disproportionate share settlements, risk share settlements, cost report settlements, capitation settlement payments or other distributions related to the Collateral, all permits, franchises, the right to use the Borrowers’ name(s), and the goodwill of the Borrowers’ business.

“Government Accounts” means Accounts on which any federal or state governmental unit or any intermediary for federal or state governmental unit is the obligor.

“Government Lockbox” means one or more Lockbox and/or Deposit Accounts in the name of Borrowers maintained at the Lockbox Bank, to which Collections on all Government Accounts are sent.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

“HIPAA” has the meaning set forth in Section 8.17.

“Infringement” or “Infringing” when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Interest Expense” means, for any period with respect to the Borrowers, total gross interest expense during such period (excluding interest income), and shall in any event include (a) interest expensed (whether or not paid) on all Debt, (b) the amortization of debt discounts, (c) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (d) the portion of any capitalized lease obligation allocable to interest expense.

“Inventory” means all of the Borrowers’ inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare or maintenance parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of the Borrowers’ investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Licensed Intellectual Property” has the meaning set forth in Section 5.11(b).

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“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Life Insurance Assignment” means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance reasonably satisfactory to the Lender, granting the Lender a first-priority Lien on the Life Insurance Policy and its cash surrender value and any proceeds therefrom to secure payment of the Obligations.

“Life Insurance Policy” has the meaning set forth in Section 6.9.

“Loan Documents” means this Agreement, the Note(s), the Security Documents, the Warrant Documents, each Borrowing Base Certificate and any other agreement, document, instrument or certificate executed and/or delivered in connection with this Agreement or the transactions contemplated hereby.

“Lockbox” means the Commercial Lockbox and/or the Governmental Lockbox, as the context may require.

“Lockbox Bank” means Wachovia Bank, National Association or such other depository that is acceptable to Lender.

“Material Adverse Effect” means any of the following:

(a)
A material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrowers taken as a whole;
(b) A material adverse effect on the ability of the Borrowers to perform their obligations under the Loan Documents;
(c)
A material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Validity Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or
(d)
Any claim against a Borrower which if determined adversely to such Borrower would cause such Borrower to be liable to pay an amount exceeding $25,000 or would be an event described in clauses (a), (b) and (c) above.

“Maturity Date” means February [__,] 2007, unless extended pursuant to Section 2.1(b) hereof.

“Maximum Line Amount” means $2,000,000.

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“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrowers or any ERISA Affiliate contributes or is obligated to contribute.

“Net Income” means fiscal year-to-date after-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, all as determined in accordance with GAAP.

“Net Loss” means fiscal year-to-date after-tax net loss from continuing operations as determined in accordance with GAAP.

“Note” means the Revolving Note and any other promissory note by the Borrowers in favor of the Lender.

“Obligations” means each Advance and each and every other debt, liability and obligation of every type and description which the Borrowers may now or at any time hereafter owed to the Lender (including all interest and fees contemplated by this Agreement and the other Loan Documents), whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all Debt of the Borrowers arising under any Loan Document among the Borrowers and the Lender, whether now in effect or hereafter entered into.

“Obligor” means each Borrower, each Validity Guarantor, any other Person directly or indirectly liable for all or any part of the Obligations, or any Person which has pledged any collateral for all or any part of the Obligations, and “Obligors” means all such Persons collectively.

“Officer” means with respect to each Borrower, an officer if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

“Overadvance” means or refers to any period of time during which the aggregate amount of outstanding Revolving Advances is in excess of the then-existing Borrowing Base.

“Owned Intellectual Property” has the meaning set forth in Section 5.11(a).

“Owner” means with respect to each Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest (excluding the Lender with respect to its rights under Section 2.8(b) hereof and under any Warrant Documents).

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrowers or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Lien” and “Permitted Liens” have the meanings set forth in Section 6.3(a).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrowers or any ERISA Affiliate.

“Pledge Agreement” means that certain Stock Pledge Agreement executed by the sole stockholders of Vein FLA, Vein NJ and Vein TX in favor of the Lender relating to all of the capital stock of Vein FLA, Vein NJ and Vein TX, as amended and in effect from time to time.

“Premises” means all locations where any Borrower conducts its business or has any rights of possession, including the addresses listed on Schedule 5.1 attached hereto.

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks). In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by the Lender. The “Prime Rate” may not be the lowest or best rate at which the Lender calculates interest or extends credit. Any change in the Prime Rate shall be effective for purposes of calculating interest hereunder as of the date of such change.

“Rate Reduction Conditions” means each of the following conditions (satisfaction of which shall be in the reasonable discretion of the Lender and based on Lender’s reasonable verification and satisfaction with all documents and other materials described below):

(a)
Lender shall be satisfied that Borrowers and their Subsidiaries have compiled up to date accounting books and records in accordance with GAAP, and Borrowers shall have prepared and delivered to Lender their financial statements and other reports in accordance with the provisions of this Agreement;
(b)
Borrowers and their Subsidiaries shall have reconciled all Subsidiary ledgers to the corresponding general ledger accounts;
(c)
Borrowers and their Subsidiaries shall have made all required filings under state and federal securities laws and any other filings that the absence of which could reasonably be expected to have a Material Adverse Effect;
(d) The Company shall have hired a permanent chief financial officer or controller reasonably acceptable to the Lender;
(e)
Borrowers shall have closed the funding of not less than $500,000 in equity or Subordinated Debt financing on terms and conditions reasonably acceptable to Lender;
(f)
Company shall have filed a Form 10-SB registration statement with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and any and all additional filings required by the Securities and Exchange Commission through the date of determination; and

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(g) No Default or Event of Default shall have occurred and continue to exist.
“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Revolving Advance” has the meaning set forth in Section 2.1.

“Revolving Note” means the Borrowers’ revolving promissory note, payable to the order of the Lender in substantially the form of

Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereof. “Security Documents” means this Agreement, the validity guaranty of any Validity Guarantor, the Pledge Agreement, the Life Insurance

Assignment, and any other document delivered to the Lender from time to time to secure the Obligations.

“Security Interest” has the meaning set forth in Section 3.1.

“Service Date” means, with respect to any Account, the date on which the applicable services were rendered or goods were sold.

“Subordinated Debt” means Debt which is subordinated to the Obligations pursuant to a Subordination Agreement.

“Subordination Agreement(s)” means each of the Subordination Agreements dated as of the Agreement Date, executed by each of Sylvia Thomas, Lawrence Hopfenspirger, Eric Luetkemeyer, Joseph Morgan and Daniel Harvey in the Lender’s favor and acknowledged by the Borrowers, and any other subordination agreement reasonably acceptable to the Lender.

“Subsidiary” means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by a Borrower, by a Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date the Borrowers terminate the Credit Facility, or (c) the date the Lender demands payment of the Obligations, following an Event of Default, pursuant to Section 7.2. “UCC” means the Uniform Commercial Code as in effect in the State of New York, or in any other state whose laws are held to govern this Agreement or any portion hereof. “Validity Guarantor(s)” means Eric Luetkemeyer and any other Person now or hereafter party to a validity guaranty in favor of the Lender with respect to the transactions contemplated hereby. -12

“Warrant Documents” means each warrant, registration rights agreement and each related document between Company and the Lender with respect to any warrant or any other right of the Lender to obtain, register, have registered, sell or otherwise dispose of any equity interest of Company.

Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words ofsimilar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented b y the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof, or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder. Reference to time of day, unless otherwise specifically provided, means local time in Orlando, Flor ida.

Section 1.3 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.

Section 1.4 Uniform Commercial Code. All financing terms or terms related to the Collateral, not otherwise specifically defined, shall have the meanings, if any, accorded to them under the UCC.

Article II

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1 Revolving Advances.

(a) The Lender agrees, subject to the terms and conditions of this Agreement, to make advances (“Revolving Advances”) to the Borrowers from time to time from the date that all of the conditions set forth in Section 4.1 are satisfied (the “Funding Date”) to and until the

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Termination Date, in an amount not in excess of the Borrowing Base. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrowers’ obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.7, and reborrow.

(b)
The term of the Credit Facility (the “Term”) shall expire on the Maturity Date. Provided that no Default or Event of Default has occurred and continues to exist, the Maturity Date may be extended by successive periods of one year (each, a “Renewal Term”), upon Borrowers’ written request (a “Renewal Request”) delivered no later than ninety (90) days prior to the end of the existing Term or Renewal Term, as the case may be. Upon receipt of a Renewal Notice Lender shall respond in writing to the Borrowers within thirty (30) days after the date of delivery of the Renewal Request indicating whether Lender agrees to such Renewal Term. In the event that Lender shall so agree, the Credit Facility shall, on the last day of the Term or then current Renewal Term (as the case may be), be automatically renewed for such Renewal Term so long as no Default or Event of Default shall occur following the date of Renewal Notice and continue to exist for the remain ing Term.
Section 2.2 Procedures for Requesting Advances. The Borrowers shall comply with the following procedures in requesting Revolving Advances:
(a)
Time for Requests. The Borrowers shall request each Advance not later than the Cut-Off Time on the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender and shall be in writing in substantially the form set forth on Exhibit B (a “Borrowing Base Certificate”) by (i) an Officer of the Borrower Agent or (ii) a person designated as the Borrower Agent’s agent by an Officer of the Borrower Agent in a writing delivered to the Lender. Any request for an Advance shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.
(b)
Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrowers’ demand deposit account maintained with Wachovia Bank, NA unless the Lender and the Borrowers shall agree in writing to another manner of disbursement.
Section 2.3 Interest; Default Interest Rate; Application of Payments; Participations; Usury.
(a)
Interest Rate. Until satisfaction of the Rate Reduction Conditions, all outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at the rate of eighteen percent (18%) per annum. Upon satisfaction of each of the Rate Reduction Conditions, all amounts outstanding with respect to the Credit Facility shall bear interest at a rate determined by reference to the Prime Rate plus the Applicable Margin, provided that interest payable hereunder shall in any event be not less than the higher of (i) 8.75% per annum or (ii) $3,000 per month. Each change in the Prime Rate shall be reflected in the interest

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rate applicable to Advances as of the effective date of such change. All interest charges and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year).

(b)
Default Interest Rate. At any time during any Default Period or following the Termination Date, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Advances shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day on which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.
(c)
Application of Payments. All Collections deposited through Lockbox or Deposit Accounts shall be applied to the Obligations on the Business Day of receipt by the Lender, but the amount of principal paid shall continue to accrue interest at the interest rate applicable under the terms of this Agreement from the calendar day the Lender receives the payment, and continuing through the end of the secondBusiness Day following receipt of the payment.
(d)
Participations. If any Person shall acquire a participation in the Advances, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.3, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.3, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.
(e)
Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements among the Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the Debt evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges sha ll not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements among the Borrowers and the Lender, or their successors and assigns.
(f)
Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive,

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guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender, or Person controlling the Lender, and the Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its commitments or the Advances made by the Lender is reduced to a level below that which the Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to the Borrowers, the Borrowers shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling Person for such reduction in rate of return. A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shal l, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

(g) Taxes. All payments by the Borrowers of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will:

(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

(iii) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

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Section 2.4 Fees.

(a)
Facility Fee. The Borrowers agree to pay to the Lender an annual facility fee in an amount equal to one percent (1%) of the Maximum Line Amount, which facility fee shall be due and payable on the Agreement Date and each anniversary of the Agreement Date. Each installment of such facility fee shall be fully earned when due and payable and shall not be subject to refund or rebate.
(b)
Collateral Exam Fees. The Borrowers shall pay the Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrowers’ operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $750 per day per collateral examiner), together with all actual reasonable out-ofpocket costs and expenses incurred in conducting any such collateral examination or inspection. The Borrowers shall not be required to reimburse the Lender for more than four such exams per calendar year; provided, however, that any such exam which is conducted during a Default Period shall not count against such four-per-year limitation.
(c)
Overadvance Fees. The Borrower shall pay a fee (an “Overadvance Fee”) in the amount of $500 for each day or portion thereof that an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender; provided, however, that payment of any such Overadvance fee shall not be deemed to constitute either consent to the Overadvance or the waiver of any Event of Default arising as the result of an Overadvance not otherwise consented to in advance by the Lender. Notwithstanding the foregoing, in the event the Lender elects to convert all or any portion of the amount of any Overadvance into shares of the Common Stock pursuant to Section 2.8(b), then any such Overadvance Fee paid or accrued pursuant to this Section 2.4(c) shall be waived by the Lender, and to the extent paid by the Borrowers or through the making of any Advance hereunder, reimbursed by the Lender to the Borrowers.
(d)
Late Reporting Fee. In the event that the Borrowers fail to provide any of the items required by Section 6.1 on a timely basis, the Borrowers shall pay to the Lender a fee in the amount of $250 per day for each day that such item is past due. The payment of such fee shall not be deemed to constitute a waiver of any Event of Default arising from the Borrowers’ noncompliance with Section 6.1.
(e)
Collateral Management Fee. The Borrowers agree to pay to the Lender a monthly collateral management fee in the amount of 0.25% of the average daily outstanding amount of Advances for the month most recently ended. Such fee shall be due and payable monthly in arrears on the first day of each month and on the Termination Date.
(a)
Time For Interest Payments. Accrued and unpaid interest accruing on Advances shall be due and payable on the first day of each month and on the Termination Date. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the date such payment is due.
(b)
Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

Section 2.5 Time for Interest Payments; Payment on Non-Business Days.

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Section 2.6 Lockboxes; Sweep of Funds.

(a) Lockboxes.

(i)
The Borrowers will enter into lockbox agreements with the Lender and the Lockbox Bank in respect of the Commercial Lockbox and the Governmental Lockbox in such form as is reasonably acceptable to the Lender. The Borrowers shall instruct the Lockbox Bank maintaining the Commercial Lockbox and the Government Lockbox to initiate, or accept an initiation from Lender which effectuates, a daily transfer of all available funds to the Collection Account or such other account designated by the Lender. The Borrowers shall instruct all Governmental Account obligors to pay all Accounts and all other amounts owing to the Borrowers directly to the Governmental Lockbox (which may be effectuated by electronic transfer directly to the Government Lockbox), and all other account debtors to pay all Accounts directly to the Commercial Lockbox. If, notwithstanding such instructions, any Borrower receives any Collections that should have been sent to the Commercial Lockbox or the Governmental Lockbox, the Borrower shall forward such Collections directly to the Commercial Lockbox or the Governmental Lockbox, as applicable, in the form received, within one Business Day of its receipt thereof. The Borrowers shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collection Account within one Business Day of receipt of the same. Until so deposited, the Borrowers shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collection Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.
(ii)
All items deposited in the Collection Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, if requested by the Lender, the bank maintaining the Collection Account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers commercial account or other account maintained with such bank. The Borrowers shall be liable as an endorser on all items deposited in the Collection Account, whether or not in fact endorsed by the Borrowers.

(iii) Borrowers shall not withdraw any amounts from the accounts into which the Collections remitted to the Commercial Lockbox are deposited nor shall Borrowers change the procedures under the agreements governing the Commercial Lockbox and related accounts.

(iv) Borrowers will cooperate with Lender in the identification and reconciliation on a daily basis of all amounts received in the Commercial Lockbox and the Government Lockbox. If more than five percent (5%) of the Collections since the

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most recent funding of a Revolving Advance is not identified or reconciled to the reasonable satisfaction of Lender within ten (10) Business Days of receipt, Lender shall not be obligated to make further Revolving Advances until such amount is identified or is reconciled to the reasonable satisfaction of Lender. In addition, if any such amount cannot be identified or reconciled to the reasonable satisfaction of Lender, Lender may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrowers’ expense (which in the case of Lender’s own staff shall be in accordance with Lender’s then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount.

(b) Sweep of Funds. The Lender shall from time to time in a commercially reasonable manner, cause funds in the Collection Account to be transferred to the Lender’s general account for payment of the Obligations. The Borrowers acknowledge and agree that the Collection Account is maintained in the Lender’s name and owned by the Lender and that amounts deposited in the Collection Account shall not be subject to withdrawal by the Borrowers. All amounts transferred to the Lender’s general account for credit to the Obligations shall be subject to a two (2) Business Day collection clearance charge customary for commercial lending transactions.

Section 2.7 Voluntary Prepayment; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility at any time upon at least sixty (60) days’ prior written notice to the Lender. If the Borrowers terminate the Credit Facility, all Obligations shall be immediately due and payable.

Section 2.8 Mandatory Prepayment; Equity Conversion of Overadvances.

(a)
Without notice or demand, if an Overadvance shall exist at any time, the Borrowers shall (subject to Section 2.8(b) below) immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.8 or under Section 2.7 may be applied to the Obligations in such order and in such amounts as the Lender in its sole discretion may determine from time to time.
(b)
The Lender may, at any time and from time to time upon notice to the Borrowers (a “Conversion Notice”), elect to convert all or any portion of the amount of any Overadvance into shares of the common stock of the Company, $.001 par value (the “Common Stock”), at a price equal to the lesser of (i) eighty percent (80%) of the average of the closing prices for the Common Stock for the twenty (20) trading days preceding (but not including) the effective date of conversion (the “Conversion Date”), or (ii) eighty percent (80%) of the average of the closing prices for the Common Stock for the five most recent trading days for which dollar trading volume of the Common Stock has exceeded 300% of the amount of the Overadvance subject to conversion. Following the Lender’s delivery of a Conversion Notice to the Borrowers, the Borrowers shall have thirty (30) days from the date of such Conversion Notice to cure the applicable Overadvance by pay ing the same in full (together with all interest thereon at the Default Rate). Borrowers shall cause to be registered pursuant to the Warrant Documents all shares of Common Stock held by the Lender as of the date of filing of the applicable registration statement as a result of conversion of Overadvances pursuant to this Section 2.8(b).

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Notwithstanding the foregoing, the Lender shall not be entitled to receive Common Stock and cash payment with respect to the same Overadvance amount.

Section 2.9 Revolving Advances to Pay Obligations. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrowers’ request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

Section 2.10 Use of Proceeds. The Borrowers shall use the proceeds of Advances only for ordinary working capital purposes and Permitted Acquisitions.

Section 2.11 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender’s demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 30 days after receipt.

Section 2.12 Joint and Several Liability; Appointment of Borrower Agent.

(a)
Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) the Borrowers are all affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a lien upon, all of the Borrowers’ assets even though the proceeds of any particular Advance made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such Advances by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contai ned in the Loan Documents shall be applicable to and shall be binding upon each Borrower.
(b)
Each of the Borrowers hereby irrevocably designates and authorizes Company to act as its agent generally for purposes of this Agreement, the other Loan Documents and any post-closing agreements with respect to any of the foregoing (Company, in such capacity, including its successors and assigns, is referred to herein as the “Borrower Agent”). Each Borrower agrees (i) that Borrower Agent may exercise any right, or perform any obligation, specified by this Agreement on such Borrower’s behalf, (ii) that all documents and instruments executed by the Borrower Agent on such Borrower’s behalf will jointly and severally bind such Borrower, and (iii) to be bound by any communication or request delivered by the Borrower Agent to Lender or its agents. Each Borrower grants to Borrower Agent a power of attorney to act on its behalf as provided herein, including, without limitation, with respect to executing documents and instruments, requesting Advances hereunder, and providing notices, r eports, certificates and statements to, and receiving the same from, Lender hereunder and under the

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other Loan Documents. This appointment as attorney-in-fact is durable and irrevocable as long as any Obligations are outstanding, and will not be affected by any disability or incapacity of any Borrower or any of its employees, agents or representatives, or the lapse of time. The Lender shall be entitled to rely on any such communication or request delivered by the Borrower Agent.

Article III

SECURITY INTEREST; OCCUPANCY; SETOFF

Section 3.1 Grant of Security Interest.

(a)
Each Borrower hereby pledges, assigns and grants to the Lender a lien on and security interest in the Collateral (collectively referred to as the “Security Interest”) as security for the payment and performance of the Obligations. Upon request by the Lender, each Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.
(b)
Without limiting the generality of the foregoing, as additional security for the payment and performance of the Obligations, each Borrower hereby grants to the Lender a continuing security interest in and Lien upon, and hereby collaterally assigns to the Lender, all of such Borrower’s right, title and interest in and to each Deposit Account and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account, the Collection Account or any other special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, the Borrowers hereby authorize and direct each bank or other depository which maintains any Deposit Account to pay or deliver to the Lender upon the Lender’s written demand therefor made at any time during a Default Period and without further notice to the Borrowers (such notice being hereby expressly waived), all balances in each Deposit Account with such depository for application to the Obligations then outstanding, and the rights given to the Lender in this Section shall be cumulative with and in addition to the Lender’s other rights and remedies in regard to the amounts on deposit in any Deposit Account as proceeds of Collateral. The Borrowers hereby irrevocably appoint the Lender as the Borrowers’ attorney-in-fact to collect any and all such balances to the extent any such payment is not made to the Lender by such bank or other depository after demand thereon is made by the Lender pursuant hereto.

Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and, subject to applicable law, shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, subject to applicable law, in the Lender’s name or in the applicable Borrower’s name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the

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obligations (including collateral obligations) of any such account debtor or other obligor. During a Default Period, the Lender may, in the Lender’s name or in the applicable Borrower’s name, as the Borrower’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower’s mail to any address designated by the Lender, otherwise intercept the Borrower’s mail, and receive, open and dispose of the Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower’s account or forwarding such mail to the Borrower’s last known address.

Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender’s name or in the name of the Borrowers, execute and deliver proofs of claims, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 3.4 Occupancy.

(a)
The Borrowers hereby irrevocably grant to the Lender the right to take possession of the Premises at any time following the occurrence and during the continuation of an Event of Default, without notice or consent.
(b)
The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.
(c)
The Lender’s right to hold the Premises shall cease and terminate upon the earlier of (i) cure or waiver of the applicable Event of Default, (ii) payment in full and discharge of all Obligations and termination of the Credit Facility, and (iii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.
(d)
The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

Section 3.5 License. Without limiting the generality of any other Security Document, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrowers

-22

for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrowers for their own manufacturing and subject to the Borrowers’ reasonable exercise of quality control and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

Section 3.6 Financing Statements. The Borrowers authorize the Lender to file, from time to time, such financing statements against collateral described as “all personal property” or “all assets” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrowers and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrowers is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrowers represent and warrant that the information set forth on Schedule 3.6 hereto with respect to each Borrower is true and correct.

Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrowers, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrowers the amount of such participating interest.

Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against any other Person, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the C ollateral for sale. The Borrowers waive any right they may have to require the Lender to pursue any third Person for any of the Obligations.

Article IV

CONDITIONS OF LENDING

Section 4.1 Conditions Precedent to the Initial Advances. The Lender's obligation to make the initial Advances shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance reasonably satisfactory to the Lender:

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(a)
This Agreement.
(b)
The Revolving Note.
(c)
The Pledge Agreement.
(d)
The Collateral Assignment of Management Agreements.
(e)
A true and correct copy of (i) any and all leases pursuant to which any Borrower leases the premises commonly known as 400 International Parkway, Suite 100, Heathrow, Florida (the “Heathrow Location”), together with a landlord’s disclaimer and consent with respect to the lease(s) at the Heathrow Location, (ii) any and all leases pursuant to which any Borrower leases any location where billing records or computer systems relating to billing are located and such billing records or computer systems are unique and cannot be duplicated from the Heathrow Location, together with a landlord’s disclaimer and consent with respect to each such lease, and (iii) a true and correct copy of any and all leases pursuant to which any Borrower leases any of the Premises not described in (i) and (ii) of this section, together with (on a best effort’s basis) a landlord’s disclaimer and consent with respect to each such lease.
(f)
A true and correct copy of any and all agreements pursuant to which any material property of the Borrower is in the possession of any Person other than such Borrower (including any consignee, warehouseman or other bailee), together with (i) an acknowledgment of the Security Interest and waiver of any Liens in favor of such Person, (ii) UCC financing statements sufficient to protect the applicable Borrower’s and the Lender’s interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower’s other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower’s and the Lender’s interests in the Borrower’s goods from any claim by such secured party.
(g)
The Life Insurance Assignment, and a copy of the Life Insurance Policy, together with evidence that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.
(h) The Subordination Agreements.
(i)
Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against any of the Borrowers, except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.
(j)
A certificate of each Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower’s Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of such Borrower’s Constituent Documents, and (iii) examples of the signatures of such Borrower’s Officers or agents authorized to execute and deliver the Loan

-24

Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower’s behalf.

(k)
A current certificate issued by the Secretary of State of the state of each Borrower’s incorporation or formation, certifying that such Borrower is in compliance with all applicable organizational requirements of such state.
(l)
Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.
(m) A certificate of an Officer of the Borrowers confirming the representations and warranties set forth in Article V.
(n)
An opinion of counsel to the Borrowers and each Validity Guarantor, addressed to the Lender, covering such matters as the Lender shall reasonably require.
(o)
Certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.
(p)
Payment of the fees and commissions due under Section 2.4 through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 8.5, including all reasonable legal expenses incurred in connection with this Agreement.
(q) Such forms and verification as Lender may need to comply with the U.S.A. Patriot Act.
(r)
Warrants in favor of the Lender for the number of shares of the Borrower’s Common Stock specified in the Warrant Documents, together with such other Warrant Documents as the Lender may request in its discretion.
(s)
True and complete copies of any of the Borrowers’ collective bargaining agreements, management agreements, consulting agreements, employment agreements, bonus, restricted stock, stock option, or stock appreciation plans or agreements or any similar plans, or agreements.
(t)
Such other documents, instruments, certificates and opinions as the Lender may reasonably request in connection with the consummation of the transactions contemplated hereby.
(t)
Borrowers shall have paid in full all fees, costs and expenses due and payable to the Lender under any of the Loan Documents.
(u)
Borrowers shall have taken such other actions as Lender may reasonably request.
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Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that:

(a) There exists no Default or Event of Default nor would any Default or Event of Default result from any such Advance;

(b)
The representations and warranties contained in Article V of this Agreement or contained in the other Loan Documents are true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date;
(c)
The Lender shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to Section 2.2, executed on behalf of Borrowers by an Officer of Borrower Agent, and shall be reasonably satisfied that after giving effect to the proposed Advance, the aggregate principal amount of all Advances outstanding shall not exceed the Borrowing Base then in effect;
(d)
Since the date of the most recent financial statements delivered to the Lender by Borrowers pursuant to this Agreement, there has been no change in the Borrowers’ business, properties or condition (financial or otherwise) which has had or could reasonably be expected to have a Material Adverse Effect; and
(e)
The lockbox arrangements required by Section 2.6 hereof shall be in effect, and the amounts received in the Lockboxes shall have been identified or reconciled to Lender’s reasonable satisfaction, as required by Section 2.6(a)(iv) hereof.

Each request for an Advance by the Borrowers shall constitute a representation and warranty by each Borrower that the conditions contained in this Section 4.2 have been satisfied.

Article V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lender as follows:

Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, each Borrower has done business solely under the names set forth in Schedule 5.1. Each Borrower’s chief executive office and principal place of business is located at the address set forth in Schedule 5.1; all of each Borrower’s reco rds relating to its business or the Collateral are kept at that location; and no Borrower’s chief

-26

executive office has been located at any other address in the past five years (except as set forth in Schedule 5.1). All Inventory and Equipment is located at the Borrower’s respective chief executive office or at one of the other locations listed in Schedule 5.1. The Borrowers’federal employer identification number and organizational identification number are correctly set forth in Schedule 3.6.

Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Borrowers and rights to acquire ownership interests, including the record holder, number of interests and percentage interests on a fully diluted basis.

Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of VAAI’s Owners; (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (c) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrowers or of the Borrowers&rsquo ; Constituent Documents; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

Section 5.4 Legal Agreements. This Agreement and each other Loan Document to which any Borrower is a party constitutes the legal, valid and binding obligations of each Borrower, enforceable against the Borrowers in accordance with their respective terms.

Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, none of the Borrower has any Subsidiaries.

Section 5.6 Financial Condition; No Adverse Change. The Borrowers have furnished to the Lender their audited financial statements for its fiscal year ended June 30, 2005 and unaudited financial statements for the fiscal-year-to-date period ended September 30, 2005, and those statements fairly present the Borrowers’ financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements delivered to the Lender, there has been no change in the Borrowers’ business, properties or condition (financial or otherwise) which has had or could be expected to have a Material Adverse Effect.

Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting any Borrower or any of

-27

their Affiliates or the properties of the Borrowers or any their its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those matters specifically listed in Schedule 5.7.

Section 5.8 Regulation U. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.9 Taxes. The Borrowers and their Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrowers and their Affiliates have filed all federal, state and local tax returns, which to the knowledge of the Officers of the Borrowers or any Affiliate of the Borrowers, as the case may be, are required to be filed, and the Borrowers and their Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 5.10 Titles and Liens. The Borrowers have good and absolute title to all Collateral free and clear of all Liens, other than Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office, except to perfect only Permitted Liens or notice filings.

Section 5.11 Intellectual Property Rights.

(a)
Owned Intellectual Property. Set forth on Schedule 5.11 is a list of all material patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which each Borrower is the owner of record (the “Owned Intellectual Property”). Except as disclosed on Schedule 5.11, (i) each Borrower owns its respective Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrowers owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrowers has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.
(b)
Intellectual Property Rights Licensed from Others. Set forth on Schedule 5.11 is a complete list of all agreements under which each Borrower has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”) and a summary of any ongoing payments any Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, each Borrower’s licenses to use the Licensed Intellectual Property are free and clear of all material restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, no

-28

Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(c)
Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrowers’ business as it is presently conducted or as the Borrowers reasonably foresee conducting it.
(d)
Infringement. Except as disclosed on Schedule 5.11, the Borrowers have no knowledge of, and have not received any written claim or notice alleging, any Infringement of another Person’s Intellectual Property Rights (including any written claim that the Borrowers must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrowers’ knowledge, is there any threatened claim or any reasonable basis for any such claim.

Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, none of the Borrowers or any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). None of the Borrowers or any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status. None of the Borrowers or any ERISA Affiliate has (x) an y accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (y) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (z) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Section 5.13 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

Section 5.14 Environmental Matters.

(a) Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrowers or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have, to the knowledge of the

-29

Borrowers, ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

(b)
Except as disclosed on Schedule 5.14, the Borrowers have not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.
(c)
Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any, to the knowledge of the Borrowers, threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrowers, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.
(d)
Except as disclosed on Schedule 5.14, and in each case as could not reasonably be expected to have a Material Adverse Effect, the Borrowers’ businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrowers’ possession and are in full force and effect, nor has any Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.
(e)
Except as disclosed on Schedule 5.14, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.
(f)
The Borrowers have delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrowers’ businesses.

Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers or any other Obligor (a) is true and correct in all material respects, (b) does not omit any material fact necessary to make such information not misleading and (c) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results.

Section 5.16 Financing Statements. The Borrowers have authorized the filing of financing statements sufficient when filed to perfect the Security Interest (in that portion of the Collateral in which a Security Interest may be so perfected) created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

-30

Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers’ records pertaining thereto as being obligated to pay such obligation, except for rights of off set in favor of account debtors arising under applicable law and in the ordinary course of business.

Section 5.18 Financial Solvency. Both before and after giving effect to the all of the transactions contemplated in the Loan Documents, none of the Borrowers or their Affiliates:

(a)
Was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;
(b)
Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;
(c)
By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, or believes that it will, incur debts beyond its ability to pay them as they mature;
(d)
By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party, or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and
(e)
At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, or, to the best knowledge of such Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

Section 5.19 Operation of Facilities. Each of the Borrowers (a) maintains, to the extent required, Medicare and Medicaid provider status and is the holder of the provider identification numbers identified on Schedule 5.19 hereto, all of which are current and valid; and the Borrowers have not allowed, permitted, authorized or caused any other Person to use any such provider identification number and (b) has obtained all material licenses, accreditations, certificates of need and approvals of governmental authorities and all other Persons necessary for such Borrower to own its assets, to carry on its business, to execute, deliver and perform the Loan Documents, and to receive payments from the Obligors. No Borrower has been notified by any such governmental authority or other Person during the immediately preceding twenty-four month period that such party has rescinded or not renewed, or intends to rescind or not renew, any such material license or approval.

Section 5.20 Medicaid and Medicare Cost Reporting. To the extent applicable, the Medicaid and Medicare cost reports of each facility and of the home office of each Borrower for all cost reporting periods have been submitted when and as required to (a) as to Medicaid, the state agency, or other HCFA-designated agent or agent of such state agency,

-31

charged with such responsibility or (b) as to Medicare, the Medicare intermediary or other HCFA-designated agent charged with such responsibility. No such cost report indicates, and no audit has resulted in any determination that any Borrower was overpaid for Medicaid and Medicare by $100,000 or more in any of the most recent three fiscal years covered by such audit.

Section 5.21 Deposit Accounts; Lockboxes. As of the Closing Date, Schedule 5.21 sets forth a list of all Deposit Accounts maintained by each Borrower. The Government Lockbox and the Commercial Lockbox are the only lockbox accounts maintained by the Borrowers, and each obligor of an Eligible Account has been directed by the Borrowers, and is required to, remit all payments with respect to such Account for deposit in the Commercial Lockbox (other than the Obligors of Government Accounts which have been directed to remit all payments with respect to such Accounts for deposit in the Government Lockbox).

Section 5.22 Borrowing Base Certificate. Each Borrowing Base Certificate signed by Borrowers contains and will contain an accurate summary of all Eligible Accounts of the Borrowers contained in the Borrowing Base as of its date.

Section 5.23 Accounts.

(a)
None of the Borrowers has done anything to interfere with the collection of the Accounts, and the Borrowers have not amended or waived the terms or conditions of any Account or any related contract in any material adverse manner without Lender’s prior written consent.
(b)
Except as otherwise advised by Borrowers to Lender in writing, each of the Borrowers has made all payments to obligors necessary to prevent any obligor from offsetting any earlier overpayment to Borrowers against any amounts such obligor owes on an Account.

Article VI

COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, each of which shall be in form and detail acceptable to the Lender:

(a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of the Borrowers, the Borrowers’ audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrowers and reasonably acceptable to the Lender, which annual financial statements shall include the Borrowers’ balance sheet as at the end of such fiscal year and the related statements of the Borrowers’ income, retained earnings and cash flows for the fiscal year then ended,

-32

prepared on a consolidating and consolidated basis and to include any Subsidiaries of the Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants and (ii) a certificate of the Borrowers’ president or chief financial officer, substantially in the form of Exhibit C hereto, stating (A) that such financial statements have been prepared in accordance with GAAP and fairly represent the Borrowers’ financial position and the results of its operations, (B) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (C) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants.

(b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrowers as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis and to include any Subsidiaries of the Borrowers, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrowers’ financial position and the results of operations; and accompanied by a certificate of the Borrowers’ president or chief financial officer, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrowers’ fi nancial position and the results of its operations (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and

(iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants.

(c)
Collateral Reports. No later than the Cut-Off Time on the second Business Day of each week or more frequently if the Lender so requires, a calculation of the Borrowers’ Accounts and Eligible Accounts set forth on a completed Borrowing Base Certificate, together with sales and collection reports and Accounts reconciliation reports, in each case determined as of the end of the immediately preceding week or a more recent date and certified as true and correct by an Officer. The Borrowers shall also provide the information required by the immediately preceding sentence to the Lender, together with agings of the Borrowers’ Accounts and accounts payable and an Inventory certification report, on a monthly basis within 10 days of the end of each month, calculated as of the last day of the month most recently ended. In addition, the Borrowers shall provide a completed Borrowing Base Certificate to the Lender concurrently with any request for an Advance hereunder.
(d)
Projections. No later than 60 days prior to the last day of each fiscal year, the projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail. Such items will be certified by the Borrowers’ president or chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.
(e)
Litigation. Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrowers (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $25,000.
(f)
Defaults. When any Officer of the Borrowers becomes aware of the probable occurrence of any Default or Event of Default, no later than three days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrowers of the steps being taken by the Borrowers to cure the effect thereof.
(g)
Plans. As soon as possible, and in any event within 30 days after the Borrowers know or have reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement of the Borrowers’ president or chief financial officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrowers will deliver to the Lender a statement of the Borrowers’ president or chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporatio n. As soon as possible, and in any event within ten days after the Borrowers know or have reason to know that they have or are reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrowers will deliver to the Lender a statement of the Borrowers’ president or chief financial officer setting forth details as to such liability and the action which the Borrowers propose to take with respect thereto.
(h)
Disputes. Promptly upon knowledge thereof, notice of (i) any disputes or claims by account debtors exceeding $5,000 individually or $20,000 in the aggregate during any fiscal year.
(i)
Officers and Directors. Promptly upon knowledge thereof, notice any change in the persons constituting the Borrowers’ Officers and Directors.
(j)
Collateral. Promptly upon knowledge thereof, notice of any loss of or damage to any material portion of the Collateral or of any substantial adverse change in any material portion of Collateral or the prospect of payment thereof.
(k)
Commercial Tort Claims. Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrowers’ damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

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(l) Intellectual Property.

(i)
Thirty days’ prior written notice of any Borrower’s intent to acquire material Intellectual Property Rights, and, except for transfers permitted under Section 6.18, thirty days’ prior written notice of its intent to dispose of material Intellectual Property Rights. Upon request, the Borrowers shall provide the Lender with copies of all proposed documents and agreements concerning such rights.
(ii) Promptly upon knowledge thereof, notice of (A) any Infringement of any Borrower’s Intellectual Property Rights by others,
(B)
claims that any Borrower is Infringing another Person’s Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of any Borrower’s Intellectual Property Rights.

(iii) Promptly upon receipt, copies of all registrations and filings with respect to any Borrower’s Intellectual Property Rights.

(m)
Reports to Owners. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrowers shall have sent to its Owners.
(n)
SEC Filings. Promptly (and in any event within two Business Days) after the sending or filing thereof, copies of all regular and periodic reports which the Borrowers shall file with the Securities and Exchange Commission or any national securities exchange.
(o)
Tax Returns of the Borrowers. As soon as possible, and in any event no later than five days after they are due to be filed, copies of the state and federal income tax returns and all schedules thereto of the Borrowers.
(p)
Violations of Law. Promptly upon knowledge thereof, notice of any Borrower’s violation of any law, rule or regulation, the noncompliance with which could have a Material Adverse Effect.
(q)
Other Reports. From time to time, with reasonable promptness, any and all schedules with respect to Accounts, Inventory or Equipment, collection reports, deposit records, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold and such other materials, reports, records or information as the Lender may reasonably request.
Section 6.2 Financial Covenants.
(a)
Minimum Fixed Charge Coverage Ratio. The Borrower will maintain their Fixed Charge Coverage Ratio in an amount not less than 1.10 : 1.00 as at the end of each fiscal monthly period of the Borrowers, based on the three month period ending on each such date.
(b)
Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $30,000 in the aggregate during any fiscal year; provided, however, that upon Borrower’s closing of the funding of not less than $500,000 in equity or Subordinated Debt financing on terms and conditions reasonably acceptable to Lender, such limitation shall be

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increased to $200,000 in each fiscal year (prorated for the balance of any partial fiscal year during which such financing may have closed).

Section 6.3 Permitted Liens; Financing Statements.

(a)
The Borrowers will not create, incur or suffer to exist any Lien on any of their respective assets, now owned or hereafter acquired, to secure any Debt; excluding, however, from the operation of the foregoing, the following (each a “Permitted Lien”; collectively, “Permitted Liens”):
(i)
Covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrowers’ business or operations as presently conducted;
(ii)
Liens in existence on the date hereof and listed in Schedule 6.3 hereto, including those securing Debt for borrowed money permitted under Section 6.4;
(iii) The Security Interest and Liens created by the Security Documents;
(iv)
Purchase money Liens relating to (A) Capital Expenditures permitted under Section 6.2(b) and (B) the acquisition of machinery and equipment of the Borrowers not exceeding the lesser of cost or fair market value thereof, not exceeding $5,000 for any one purchase or $25,000 in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition;
(v)
Liens incurred or deposits and pledges made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt) and other similar obligations;
(vi)
Mechanics’, materialmen’s, workmen’s, artisan’s and other non-consensual statutory Liens arising in the ordinary course of business to the extent such Liens secure Debt (i) which is not overdue, or (ii) relating to claims or liabilities which are fully insured, or
(iii) which are being contested in good faith by appropriate proceedings and for which the applicable Borrower has taken a reserve on its books in accordance with GAAP; (vii) Liens for taxes which are not yet overdue or the validity of which is being contested in good faith by appropriate proceedings diligently pursued and for which the applicable Borrower has taken a reserve on its books in accordance with GAAP; and (viii) Liens with respect to Accounts in the nature of rights of off set in favor of account debtors arising under applicable law and in the ordinary course of business.
(b)
The Borrowers will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

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Section 6.4 Debt. The Borrowers will not incur, create, assume or permit to exist any Debt or liability on account of deposits or advances or any Debt for borrowed money or letters of credit issued on the Borrowers’ behalf, or any other Debt or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)
Debt arising hereunder;
(b)
Debt of the Borrowers in existence on the date hereof and listed in Schedule 6.4 hereto;
(c)
Debt relating to Permitted Liens;
(d)
Subordinated Debt, other than listed in Schedule 6.4 or used to satisfy a Rate Reduction Condition in an aggregate amount not to exceed $1,000,000;
(e) Subordinated Debt used to satisfy a Rate Reduction Condition;
(f)
Debt of a Target acquired by the Borrowers through a Permitted Acquisition which becomes a Borrower hereunder pursuant to a joinder agreement and/or Debt of a Target assumed by a Borrower in connection with a Permitted Acquisition, in each case, in respect of the acquisition of any real or personal property by the applicable obligor and obligations under capitalized leases of the applicable obligor, provided that the aggregate amount of such Debt does not to exceed $1,000,000 at any time outstanding; and
(g)
additional Debt of a Target acquired by a Borrower through a Permitted Acquisition which becomes a Borrower hereunder pursuant to a joinder agreement and/or additional Debt of a Target assumed by a Borrower in connection with a Permitted Acquisition, in each case, so long as prior to and after giving effect to such Permitted Acquisition and the assumption by the applicable Borrower of such Debt, (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and incurrence of such Debt, and (B) Borrowers would have been in compliance with the provisions of Section 6.2 for the four (4) fiscal quarter period reflected in the Compliance Certificate most recently delivered to Lender pursuant to Section 6.1(a) prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Debt incurred in connection therewith as if made on the first day of such period).
Section 6.5 Guaranties. The Borrowers will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:
(a)
the endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business; and
(b)
guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

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Section 6.6 Investments and Subsidiaries. The Borrowers will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Affiliate of the Borrowers or other Person, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of Debt of any other Person or Affiliate of the Borrowers, except:

(a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by

U.S. corporations rated “A-1” or “A-2” by Standard & Poor’s Ratings Services or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b)
Travel advances or loans to the Borrowers’ Officers and employees not exceeding at any one time an aggregate of $5,000;
(c)
Security deposits for lessors or prepaid rent in an amount not to exceed two months of applicable rent; and
(d)
Current (but not any future) investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto; and

(e) The consummation of Acquisitions, subject to the satisfaction of each of the following conditions and with the Lender’s prior written consent (a “Permitted Acquisition”):

(i)
Lender shall receive at least 30 days’ prior written notice of such proposed Acquisition, which notice shall include a reasonably detailed description of such proposed Acquisition, including the identity of the Target;
(ii)
such proposed Acquisition shall only involve assets located in the United States or Canada and comprising a business, or those assets of a business of the type engaged in by Borrowers as of the date hereof or ancillary businesses reasonably related to the business engaged in by Borrowers as of the date hereof;

(iii) such proposed Acquisition shall be consensual and shall have been approved by the board of directors or managers of the Target;

(iv)
no additional Debt, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrowers and the Target after giving effect to such Permitted Acquisition, except (A) Revolving Advances made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Debt of the Target, and (C) Debt and contingent obligations permitted hereunder (including Debt permitted under Section 6.4(f) and 6.4(tg) and Subordinated Debt issued to the seller pursuant to a Subordination Agreement reasonably acceptable to Lender);
(v)
the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens and security interests other than Permitted Liens, and at or prior to the closing of any Permitted Acquisition, (A) in the case of a stock Acquisition, the Target, or in the case of an asset Acquisition, the Person acquiring the assets of the Target, shall be a Borrower hereunder or a wholly-owned Subsidiary of a Borrower which shall become a Borrower hereunder and shall execute a joinder agreement, and (B) Lender will be granted a first priority perfected Lien and security interest in all unencumbered assets acquired pursuant to such Acquisition or in the assets and stock of the Target, and Borrowers and the Target (if a stock acquisition) shall have executed such documents and taken such actions as may be reasonably required by Lender in connection therewith;
(vi)
concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to Lender, in form and substance reasonably satisfactory to Lender, a pro forma consolidated balance sheet, income statement and cash flow statement of Company and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Company and its Subsidiaries in accordance with GAAP consistently applied, but taking into account the consummation of such Permitted Acquisition and the funding of all Revolving Advances and incurrence of all Debt, if applicable, in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro forma basis, (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition, and (B) Borrowers would have been in compliance with the provisions of Section 6.2 for the period reflected in the Compliance Certificate most recently delivered to Lender pursuant to this Agreement prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Revolving Advances funded and Debt incurred, if applicable, in connection therewith as if made on the first day of such period);

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(vii) on or prior to the date of such Permitted Acquisition, Lender shall have received, in form and substance reasonably satisfactory to Lender, copies of the acquisition agreement and related agreements and instruments, organizational documents, and such financial statements, reports and other information relative to the Target or the business proposed to be acquired, its assets, principals and such other matters relative to the Target or such business and the proposed Acquisition as Lender shall reasonably request, and all opinions, certificates, lien search results and other documents reasonably requested by Lender; and

(viii) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; and

(f) The consummation of Acquisitions is further subject to satisfaction of each of the following conditions:

(i) such Acquisitions are funded solely from Borrowers’ funds on hand or Debt permitted hereunder;

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(ii) such Acquisitions comply with each of the conditions set forth in clauses (ii), (iii), (iv), (v) and (viii) of Section 6.6(e) above;

(iii) prior to and after giving effect to each such Acquisition, the Borrowers are in pro forma compliance with the provisions of Section 6.2 hereof; and

(iv) the fair market consideration exchanged in connection with such Acquisitions does not exceed (A) $10,000,000 with respect to any individual Acquisition, or (b) $25,000,000 in the aggregate with respect to all Acquisitions consummated pursuant to Section 6.6(e) and this Section 6.6(f) during the preceding twelve (12) months.

Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 30% in any one year, either individually or for all such persons in the aggregate.

Section 6.9 Key Person Life Insurance. The Borrowers shall maintain insurance upon the life of Eric Luetkemeyer, President of the Company, with the death benefit thereunder in an amount not less than $1,000,000 as of the Closing Date (the “Life Insurance Policy”). The right to receive the proceeds of the Life Insurance Policy shall be assigned to the Lender by the Life Insurance Assignment.

Section 6.10 Books and Records; Collateral Examination, Inspection and Appraisals.

(a)
Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower’s business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney, accountant or other agent of Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrowers at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrowers, and to discuss the Borrowers’ affairs with any of its Directors, Officers, employees or agents.
(b)
The Borrowers hereby irrevocably authorize all accountants and third parties to disclose and deliver to Lender or its designated agent, at the Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrowers.
(c)
The Borrowers will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrowers at any time during ordinary business hours.
Section 6.11 Account Verification.
(a)
The Lender or its agent may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.
(b)
The Borrowers shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.
Section 6.12 Compliance with Laws.
(a)
The Borrowers shall (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.
(b)
Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.
(c)
The Borrowers shall (i) ensure, and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of any Advance or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender’s policies and practices.
(d)
The Borrowers shall comply with all applicable laws, rules, regulations and reporting and informational requirements of the Securities and Exchange Commission and any applicable national securities exchange.

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Section 6.13 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to

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be withheld by it, (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrowers except for such amounts being contested in good faith by appropriate proceedings or Permitted Liens; (d) all rental payments, lease payments, utilities expenses, taxes, insurance premiums and other amounts owing with respect to the Premises; and (e) each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral; provided, however, that the Borrowers shall not be required to pay any such tax, assessment, charge, rent, claim or account whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which cash reserves in amounts satisfactory to the Lender have been set aside.

Section 6.14 Maintenance of Properties.

(a)
Each Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.14 shall prevent the Borrowers from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrowers’ judgment, desirable in the conduct of the Borrowers’ business and not disadvantageous in any material respect to the Lender. Each Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.
(b)
The Borrowers will defend the Collateral against all Liens (other than Permitted Liens), claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrowers will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrowers will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.

Section 6.15 Insurance. The Borrowers will obtain and at all times maintain insurance with insurers reasonably acceptable to Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. Without limiting the generality of the foregoing, the Borrowers will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

Section 6.16 Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

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Section 6.17 Delivery of Instruments, etc. Upon written request by the Lender, the Borrowers will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrowers.

Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. The Borrowers will not sell, lease, assign, transfer or otherwise dispose of (a) the stock of any Subsidiary (except in connection with transactions permitted by Section 6.19(ii)),

(b) all or a substantial part of its assets, or (c) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business or disposition of obsolete Equipment, and the Borrowers will not liquidate, dissolve or suspend business operations. None of the Borrowers will transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrowers may transfer such rights or permit such agreements to lapse if Borrowers shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in the business of the Borrowers. If any Borrower transfers any Intellectual Property Rights for value, the Borrowers will pay over the proceeds to the Lender for application to the Obligations. The Borrowers will not license any other Person to use any of the Borrower’s Intellectual Property Rights, except that the Borrowers may grant licenses in the ordinary course of their business in connection with sales of Inventory or provision of services to its customers.

Section 6.19 Consolidation and Merger; Asset Acquisitions. None of the Borrowers will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, except that (i) Borrowers may consummate Permitted Acquisitions, and (ii) a Borrower may merge or consolidate with another Borrower, and a wholly-owned subsidiary of the Borrower may merge or consolidate with the applicable parent.

Section 6.20 Sale and Leaseback. The Borrowers will not enter into any arrangement, directly or indirectly, with any other Person whereby any Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 6.21 Restrictions on Nature of Business. The Borrowers will not engage in any line of business materially different from that engaged in by the Borrowers as of the Agreement Date and will not purchase, lease or otherwise acquire assets not related to their business.

Section 6.22 Accounting. The Borrowers will not adopt any material change in accounting principles other than as required by GAAP. The Borrowers will not adopt, permit or consent to any change in its fiscal year, which runs from July 1 through June 30.

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Section 6.23 Discounts, etc. The Borrowers will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower, except in the ordinary course of business.

Section 6.24 Plans. Unless disclosed to the Lender pursuant to Section 5.12, none of the Borrowers or any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan,

(c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (d) amend any Plan in a manner that would materially increase its funding obligations.

Section 6.25 Place of Business; Name. Without thirty (30) days notice to the Lender, none of the Borrowers will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrowers will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. Without thirty (30) days notice to the Lender, none of the Borrowers will change its name, type of organization or jurisdiction of organization.

Section 6.26 Amendments to Certain Documents. None of the Borrowers will amend its Constituent Documents or any instruments or agreements evidencing any Subordinated Debt.

Section 6.27 Billing and Collection Services. The Borrowers and any of their Affiliates, if applicable, shall maintain existing contracts with their current service providers (or successors reasonably acceptable to Lender) for billing and collection services and may not undertake any such billing and collection services themselves without the prior written consent of the Lender, not to be unreasonably withheld.

Section 6.28 Performance by the Lender. If the Borrowers at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein or in any other Loan Document, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrowers written notice thereof (or in the case of the agreements contained in Section 6.13, Section 6.14 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the payment of rent, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender’s

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performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as such Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.28.

Article VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

(a) Default in the payment of any Obligations when they become due and payable;

(b)
Default in the performance, or breach, of any covenant or agreement of the Borrower, any Validity Guarantor, any other Obligor or any other Person other than the Lender contained in this Agreement, any Security Document or any other Loan Document;
(c)
The existence of any Overadvance arising as the result of any reduction in the Borrowing Base, or that arises in any manner and on terms not otherwise approved of in advance by Lender;
(d) A Change of Control shall occur;
(e)
Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;
(f)
Any Borrower or any other Obligor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any other Obligor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or other Obligor, as the case may be; or the Borrower or any other Obligor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any other Obligor;
(g)
An involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or Obligor or for any other relief under the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, provided, however, that the Borrowers shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against them, it being understood that

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during such sixty (60) day period, Lender shall be not obligated to make Revolving Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding;

(h)
The Life Insurance Policy shall be terminated, by the Borrowers or otherwise; or the Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrowers shall not have delivered a renewal thereof or substitute therefor to the Lender; or the Borrowers shall fail to pay any premium on the Life Insurance Policy when due; or the Borrowers shall take any other action that impairs the value of the Life Insurance Policy;
(i)
Any representation or warranty made by the Borrowers, any other Obligor or any other Person other than the Lender in this Agreement, any guaranty or in any other Loan Document, or any information provided to the Lender by or on behalf of the Borrowers or any other Obligor with respect to the Collateral or the financial condition of the Borrowers or any other Obligor (including, without limitation, any information set forth on any Borrowing Base Certificate or financial statement) shall prove to have been incorrect in any material respect when such representation or warranty is made or deemed to have been made or when such information is provided;
(j)
The rendering against any Borrower or other Obligor of an arbitration award, final judgment, decree or order for the payment of money in excess of $25,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;
(k)
A default under any bond, debenture, note or other evidence of material Debt of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of Debt has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of Debt, indenture, other instrument, lease or contract;
(l)
Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrowers by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower’s assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA;
(m)
Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another organization; or sell or attempt to sell all or substantially all of its assets;
(n) Default in the payment of any amount owed by the Borrowers to the Lender other than any Debt arising hereunder;
(o)
Any Validity Guarantor shall repudiate, purport to revoke or fail to perform his or its obligations under the applicable validity guaranty in favor of the Lender, Validity Guarantor shall die or any other Validity Guarantor shall cease to exist;
(p)
Any Borrower shall take or participate in any action which is prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Debt that is not permitted under the provisions of the applicable Subordination Agreement; or
(q)
Any instruction or agreement regarding the Commercial Lockbox or the Government Lockbox or the bank accounts related thereto is amended or terminated by Borrowers without the written consent of Lender, or if any Borrower fails, within one Business Day of receipt, to forward Collections it receives with respect to any Accounts to the Commercial Lockbox or the Government Lockbox, as the case may be.

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Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a) The Lender may declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

(b)
The Lender may declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;
(c)
The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Obligations;
(d)
The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;
(e) The Lender may exercise and enforce its rights and remedies under the other Loan Documents;
(f)
The Lender may draw on any letter of credit of which Lender is the beneficiary as security for the Advances and/or any other Obligations and/or apply any cash Collateral to the Obligations;
(g)
Without limiting the Lender’s authority to do so even if no Default Period is in effect, the Lender may increase the Borrowing Base Reserve;
(h)
The Lender may, without regard to any waste, adequacy of the security or solvency of the Borrowers, apply for the appointment of a receiver of the Collateral, to which appointment the Borrowers hereby consent, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

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(i) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) or Section 7.1(g), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

Section 7.3 Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

Article VIII

MISCELLANEOUS

Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the

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Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

Section 8.3 Notices; Communication of Confidential Information; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by registered or certified first class United States mail, return receipt requested, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile, in each case delivered or sent to the party to whom notice is being given to the business address or facsimile number set forth below or, as to each party, at such other business address or facsimile number as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (w) the date received if personally delivered, (x) five

(5)
business days after deposited in the mail if delivered by mail, (y) the date delivered to the courier if delivered by overnight courier, or
(z)
the date of transmission if sent by facsimile, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II of this Agreement shall not be effective until received by the Lender. All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by the Borrowers may be compromised shall be borne exclusively by the Borrowers. Notices shall be sent in accordance with the following information:

If to the Borrower: Vein Associates of America, Inc.
400 International Parkway, Suite 100
Heathrow, FL 32746
Attention: Eric Luetkemeyer, President
Facsimile Number: (407) 708-5819

With a copy to: Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
Attention: Daniel A. Etna, Esq.
Facsimile Number: (212) 545-3322

If to Lender: ABS SOS - Plus Partners Ltd.
Trehl Plaza
Suite 4 Harold Road West
Nassau, Bahamas CB-11267
Attention: Tamischa Ambrister
Facsimile Number: 242-328-0683

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With a copy to: CTI Capital Management

1967 Longwood Lake Mary Road

Longwood, Florida 32750

Attention: Head of Asset-Based Lending

Facsimile Number: 407-833-4036

and

Stephen D. Palmer, Esq. Greenberg Traurig, LLP The Forum 3290 Northside Parkway, Suite 400 Atlanta, Georgia 30327 Facsimile Number: 678-553-2261

Section 8.4 Further Documents. The Borrowers will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver, endorse or authorize the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 8.5 Costs and Expenses. The Borrowers shall pay on demand all reasonable, documented costs and expenses, including reasonable attorneys’ fees, bank wire fees and lockbox fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Loan Documents and the Obligations and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 8.6 Indemnity. In addition to the payment of expenses pursuant to Section 8.5, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”), unless resulting from acts or conduct of Lender finally determined by a court of competent jurisdiction as constituting willful misconduct or gross negligence:

(a)
Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;
(b)
Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b); and
(c)
Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

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If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers’ sole costs and expense. Each Indemnitee will use reasonable efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers’ obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligatio ns hereunder.

Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender’s participants, successors or assigns.

Section 8.8 Execution in Counterparts; Facsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile also shall deliver an original executed counterpart of this Agreement or such other Loan Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document. To the fullest extent permitted by applicable law, the Borrowers waive notice of the Lender&rsq uo;s acceptance of this Agreement and the other Loan Documents.

Section 8.9 Retention of Borrowers' Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrowers or in connection with the Loan Documents for more than 10 days after receipt by the Lender. If there is a special need to retain

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specific records, the Borrower must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 10 days of the Lender taking control of same.

Section 8.10 Lender's Agents. The Borrowers acknowledge that each of Crucian Transition, Inc., a Delaware corporation doing business as CTI Capital Management (“CTI”), and SIAM Capital Management Ltd., a Bahamian corporation (“SIAM”), is an agent of the Lender with respect to this Agreement, the other Loan Documents and the Obligations. The Borrowers agree to cooperate with each of CTI and SIAM and their respective officers, employees and agents to the same extent that the Borrowers are obligated to cooperate with the Lender and its officers, employees and agents. Neither CTI nor SIAM shall have any liability or obligation to the Borrowers on its own behalf, and each is acting solely as agent for the Lender in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. To the extent that CTI or SIAM has possession or control of any Collateral or any other assets of the Borrowers or any other Obligor, such possession or contro l shall be deemed to be on behalf of the Lender.

Section 8.11 Binding Effect; Assignment; Portfolio Interest; Complete Agreement.

(a)
The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender’s prior written consent.
(b)
It is intended that all interest paid hereunder shall constitute “portfolio interest” within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. The Lender shall have the right to transfer this Agreement and the other Loan Documents only with the approval of the Borrowers; provided, however, that the right to principal of, and stated interest on, the Obligations may not be transferred by the holder or any assignee of the holder unless such transfer is accompanied by the following actions of the Borrowers:
(i) the Borrowers shall maintain a registry of the ownership of this Agreement (the “Registry”) at its principal office; (ii) the Registry shall reflect ABS SOS — PLUS PARTNERS LTD. as the original holder of this Agreement and the Obligations and shall reflect such subsequent transferee as the Borrowers shall receive notice thereof, by delivery to them of a certified copy of the assignment of this Agreement duly executed by the then current holder hereof; and (iii) notices of the assignment of this Agreement shall be furnished by the holder (as reflected in the Registry) to the Borrowers by certified or registered mail.
(c)
To the extent permitted by law, the Borrowers waive and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower.
(d)
This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control.

No transfer of this Agreement shall be valid unless reflected in the Registry in accordance with the provisions of the above paragraph.

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Section 8.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 8.13 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.14 Governing Law; Jurisdiction, Venue. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict of law provisions and principles) of the State of Florida. Each Borrower hereby consents to the non-exclusive jurisdiction of any United States Federal Court sitting in or with direct or indirect jurisdiction over the State of Florida or any Florida state court sitting in Seminole County, Florida in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and each Borrower irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Each Borrower waives personal service of any and all process upon it and co nsents that all such service of process may be made by registered mail (return receipt requested) directed to the Borrowers at the Borrowers’ address for notices pursuant to this Agreement, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the United States mails. Nothing contained in this Agreement shall affect the right of the Lender to serve legal process by any other manner permitted by law. Nothing herein shall limit the right of the Lender to bring proceedings against the Borrowers or any of their Affiliates in the courts of any other jurisdiction. Any judicial proceeding commenced by the Borrowers against the Lender or any other holder of any Obligations, or any Affiliate of the Lender or any other holder of any Obligations, involving, directly or indirectly, any matter in any way arising out of, related to or connected with any Loan Document shall be brought only in a United States Federal Court sitting in or with direct jurisdictio n over the State of Florida or any Florida state court sitting in Seminole County, Florida. Nothing in this Agreement shall be deemed or operate to affect the right of the Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by the Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

Section 8.15 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS AND THE LENDER HEREBY

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IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY PARTY’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. EACH OF THE BORROWERS AND THE LENDER ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

Section 8.16 Waiver of Hearing. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE LENDER MAY HAVE, EACH BORROWER CONSENTS THAT, IF THE LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY APPLICABLE LAW.

Section 8.17 Privacy of Patient Information. Lender acknowledges and agrees that Borrowers may be required to adhere to certain restrictions and conditions regarding the use and/or disclosure of the patient health information to which Lender has access under this Agreement in order to comply with applicable federal and state laws and/or regulations governing the security, integrity and confidentiality of patient health information, including, but not limited to, regulations, standards or rules promulgated under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (collectively, “Privacy Laws”). In the event any Privacy Laws are interpreted by Borrowers to require, or any Covered Entity (as defined under HIPAA) requires, the parties to amend their business practices regarding the use and/or disclosure of patient health information hereunder, Lender agrees, at Borrowers’ sole cost and expense, to take, or cause to be taken, all reasonabl e actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under the Privacy Laws to assure that the patient health information to which Lender has access under this Agreement is used and disclosed solely as permitted under the Privacy Laws, including but not limited to, amendment of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

-54 IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

VEIN ASSOCIATES OF AMERICA, INC.

By: /s/ Eric Luetkemeyer Name: Eric Luetkemeyer Title: President

VEIN ASSOCIATES, PA

By: /s/ Eric Luetkemeyer Name: Eric Luetkemeyer Title: Authorized Signatory

VEIN ASSOCIATES INC.

By: /s/ Patrick Clancy, M.D. Name: Patrick Clancy Title: President

VEIN ASSOCIATES, PROFESSIONAL ASSOCIATION

By: /s/ Martin Franklin Name: Martin Franklin Title: President

LENDER:

ABS SOS-PLUS PARTNERS LTD. By: SIAM Capital Management Ltd.

By: /s/ Tamischa Ambrister Name: Tamischa Ambrister Title: Director

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Table of Exhibits and Schedules

Exhibit A Form of Revolving Note Exhibit B Form of Borrowing Base Certificate Exhibit C Form of Compliance Certificate Schedule 3.6 Financing Statements Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral Schedule 5.2 Capitalization and Organizational Chart Schedule 5.5 Subsidiaries Schedule 5.7 Litigation Matters Schedule 5.11 Intellectual Property Disclosures Schedule 5.14 Environmental Matters Schedule 5.19 Provider Numbers; Licenses; Permits Schedule 5.21 Lockboxes; Deposit Accounts Schedule 6.3 Permitted Liens Schedule 6.4 Permitted Debt and Guaranties